Target Asset Allocation Funds
For the fiscal period ended 07/31/07
File number 811-08915


Cash Accumulation Trust
  Liquid Assets Fund
  National Money Market Fund
Dryden California Municipal Fund
  California Income Series
Dryden Core Investment Fund
  Taxable Money Market Series
  Short-Term Bond Series
Dryden Global Real Estate Fund, Inc.
Dryden Global Total Return Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden Government Securities Trust
  Money Market Series
Dryden High Yield Fund, Inc.
Dryden Index Series Fund, Inc.
  Dryden Stock Index Fund
Dryden Municipal Bond Fund
  High Income Series
  Insured Series
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
  Dryden Short-Term Corporate Bond Fund
  Dryden Ultra Short Bond Fund
Dryden Small Cap Core Equity Fund, Inc.
Dryden Tax-Free Money Fund
Dryden Tax-Managed Funds
  Dryden Large-Cap Core Equity Fund
Dryden Total Return Bond Fund, Inc.
Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Natural Resources Fund, Inc.
Jennison Sector Funds, Inc.
  Jennison Financial Services Fund
  Jennison Health Sciences Fund
  Jennison Technology Fund
  Jennison Utility Fund
Jennison Small Company Fund, Inc.
Jennison Mid-Cap Growth Fund, Inc.
Jennison Value Fund
MoneyMart Assets, Inc.
Prudential Institutional Liquidity Portfolio, Inc.
  Institutional Money Market Series
Prudential Investment Portfolios, Inc.
  Dryden Active Allocation Fund
  JennisonDryden Asset Allocation Funds
  JennisonDryden Conservative Allocation Fund
  JennisonDryden Moderate Allocation Fund
  JennisonDryden Growth Allocation Fund
  Jennison Growth Fund
  Jennison Equity Opportunity Fund
Prudential World Fund, Inc.
  Dryden International Equity Fund
  Strategic Partners International Value Fund
Nicholas-Applegate Fund, Inc.
Strategic Partners Opportunity Funds
  Dryden Strategic Value Fund
  Jennison Select Growth Fund
Strategic Partners Style Specific Funds, Inc.
  Jennison Conservative Growth Fund
  Dryden Small Capitalization Value Fund
Target Asset Allocation Funds, Inc.
  Target Conservative Allocation Fund
  Target Growth Allocation Fund
  Target Moderate Allocation Fund


             SUPPLEMENT DATED APRIL 5, 2007 TO THE PROSPECTUS

This supplement amends the Prospectus of each of the Funds referenced above, is in addition to any existing supplement to a Fund's Prospectus, and amends the prior supplement to each Fund's prospectus dated February 21, 2007. ALL OF THE CHANGES CONTAINED IN THIS SUPPLEMENT WILL BE EFFECTIVE ON OR ABOUT MAY 29, 2007.

1.      The Transfer Agent's addresses under
the captions "How to Buy Shares-Opening an Account," "Additional Shareholder Services-Automatic Reinvestment," "How to Sell Your Shares," and "How to Exchange Your Shares" and on the back cover of each prospectus are deleted and replaced with the following address, except for the Prudential Institutional Liquidity Portfolios, Inc.:

Prudential Mutual Fund Services LLC
P.O. Box 9658
Providence, RI 02940

2.      With respect to Prudential
Institutional Liquidity Portfolios, Inc. only, the Transfer Agent's address under the captions "How to Buy Shares-Opening an Account," "Additional Shareholder Services-Automatic Reinvestment," "How to Sell Your Shares," and "How to Exchange Your Shares" and on the back cover of each prospectus is deleted and replaced with the following address:

Prudential Mutual Fund Services LLC
P.O. Box 9656
Providence, RI 02940

3.      The following disclosure is to be
added to the caption entitled "How to Sell Your Shares - Contingent Deferred Sales Charge (CDSC):"

      As part of the sourcing of certain Transfer Agency operations from Prudential Mutual Fund Services, Inc. ("PMFS") to PFPC that is anticipated to occur in or about May 29, 2007, the methodology for calculating your CDSC will change from a "dollar lot" to a "share lot" methodology. The methodologies are comparable, and there will be no change in the types of shares excluded from the CDSC calculation, as described above. The amount of CDSC calculated using a "share lot" calculation may be lower or higher compared to a "dollar lot" calculation, depending upon various factors such as whether the investor purchased fund shares in one or more lots and whether there has been net aggregate appreciation or depreciation across all shares subject to the CDSC.



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Cash Accumulation Trust
      Liquid Assets Fund
      National Money Market Fund
Dryden California Municipal Fund
      California Income Series
Dryden Core Investment Fund
      Taxable Money Market Series
      Short-Term Bond Series
Dryden Global Real Estate Fund, Inc.
Dryden Global Total Return Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden Government Securities Trust
      Money Market Series
Dryden High Yield Fund, Inc.
Dryden Index Series Fund, Inc.
      Dryden Stock Index Fund
Dryden Municipal Bond Fund
      High Income Series
      Insured Series
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
      Dryden Short-Term Corporate Bond Fund
      Dryden Ultra Short Bond Fund
Dryden Small Cap Core Equity Fund, Inc.
Dryden Tax-Free Money Fund
Dryden Tax-Managed Funds
      Dryden Large-Cap Core Equity Fund
Dryden Total Return Bond Fund, Inc.
Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Natural Resources Fund, Inc.
Jennison Sector Funds, Inc.
      Jennison Financial Services Fund
      Jennison Health Sciences Fund
      Jennison Technology Fund
      Jennison Utility Fund
Jennison Small Company Fund, Inc.
Jennison Mid-Cap Growth Fund, Inc.
Jennison Value Fund
MoneyMart Assets, Inc.
Prudential Institutional Liquidity Portfolio, Inc.
      Institutional Money Market Series
Prudential Investment Portfolios, Inc.
      Dryden Active Allocation Fund
      JennisonDryden Asset Allocation Funds
      JennisonDryden Conservative Allocation Fund
      JennisonDryden Moderate Allocation Fund
      JennisonDryden Growth Allocation Fund
      Jennison Growth Fund
      Jennison Equity Opportunity Fund
Prudential World Fund, Inc.
      Dryden International Equity Fund
      Strategic Partners International Value Fund
Nicholas-Applegate Fund, Inc.
Strategic Partners Opportunity Funds
      Dryden Strategic Value Fund
      Jennison Select Growth Fund
Strategic Partners Style Specific Funds, Inc.
      Jennison Conservative Growth Fund
      Dryden Small Capitalization Value Fund
Target Asset Allocation Funds, Inc.
      Target Conservative Allocation Fund
      Target Growth Allocation Fund
      Target Moderate Allocation Fund


   SUPPLEMENT DATED APRIL 5, 2007 TO THE STATEMENT OF ADDITIONAL INFORMATION

This supplement amends the Statement of Additional Information of each of the funds referenced above, is in addition to any existing supplement to a Fund's Statement of Additional Information, and amends the prior supplement to each Fund's prospectus dated February 21, 2007. ALL OF THE CHANGES CONTAINED IN THIS SUPPLEMENT WILL BE EFFECTIVE ON OR ABOUT MAY 29, 2007 .

1. The last sentence of the second paragraph under the section captioned "Purchase, Redemption and Pricing of Fund Shares-Sale of Shares" is deleted and replaced with the following, except for the Prudential Institutional Liquidity Portfolios, Inc.:

  All correspondence and documents concerning redemptions should be sent to the Fund in care of Prudential Mutual Fund Services LLC, P.O. Box 9658, Providence, Rhode Island 02940, to the Distributor or to your broker.

2. With respect to Prudential Institutional Liquidity Portfolios, Inc. only, the last sentence of the second paragraph under the section captioned "Purchase, Redemption and Pricing of Fund Shares-Sale of Shares" is deleted and replaced with the following:

  All correspondence and documents concerning redemptions should be sent to the Fund in care of Prudential Mutual Fund Services LLC, P.O. Box 9656, Providence, Rhode Island 02940, to the Distributor or to your broker.